UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

KANSAS CITY SOUTHERN
(Exact name of registrant as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification Number)

427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(816) 983 - 1303

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement
On March 8, 2019, Kansas City Southern (the “Company”) entered into a new $600,000,000 revolving credit facility (the “Revolving Credit Facility”) pursuant to a Credit Agreement, dated March 8, 2019 (the “Credit Agreement”), among the Company, certain of its wholly-owned domestic subsidiaries named therein as guarantors, the various financial institutions and other persons from time to time parties thereto as lenders and/or issuing banks (the “Lenders”) and Bank of America, N.A., as administrative agent for the Lenders (“Agent”). Upon the effectiveness of the Revolving Credit Facility, the commitments of the lenders under the Company’s existing revolving credit facility were terminated, and all obligations outstanding thereunder were repaid in full.
The Revolving Credit Facility provides the Company with a five-year $600,000,000 revolving credit facility consisting of (i) a revolving facility in an amount up to $600,000,000 and (ii) a standby letter of credit facility in an amount up to $25,000,000 which shall constitute usage under the revolving facility.
The outstanding principal balance of loans under the Revolving Credit Facility bear interest at floating rates. At the Company’s option, the loans bear interest at a rate equal to (i) LIBOR plus the applicable margin (which, depending on the Company’s credit ratings, will be between 1.000% to 1.750%) (the “Applicable Margin”) or (ii) the Base Rate (to be defined as the highest of (a) the federal funds rate plus  1⁄2 of 1%, (b) the Bank of America prime rate and (c) one-month LIBOR plus 1.00%) plus the Applicable Margin; provided that, with respect to the loans under the Revolving Credit Facility, LIBOR shall at no time be less than zero.
Each guarantor has guaranteed repayment of the amounts due under the Revolving Credit Facility.
The Company has given certain representations and warranties that are customary for credit agreements of this type. The Revolving Credit Facility contains affirmative and negative covenants that are customary for credit agreements of this type, including a financial maintenance covenant related to a Leverage Ratio (as defined in the Credit Agreement).
Events of default under the Revolving Credit Facility are customary for transactions of this type and include, without limitation, non-payment of obligations, breach of any representation or warranty, non-performance of covenants and obligations, default on other indebtedness, certain judgments rendered, change of control, bankruptcy or insolvency events, customary ERISA defaults and the revocation, termination, abrogation, appropriation or repudiation by any person of the Concession Title (as defined in the Credit Agreement), or abandonment of the Concession Title by Kansas City Southern de México, S.A. de C.V. The occurrence of an event of default could result in the termination of the commitments and the acceleration of the repayment of any outstanding principal balance of the Revolving Credit Facility.
The above description of the Credit Agreement is qualified in its entirety by the full text of the agreement, attached hereto as Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revolving Credit Facility
The information included under Item 1.01 hereof is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Directors
On March 5, 2019, Mr. Terrence P. Dunn and Mr. Rodney E. Slater informed the Board of Directors (the “Board”) of Kansas City Southern (the “Company”) that they do not wish to stand for re-election at the Company's next annual general meeting of stockholders scheduled for May 17, 2019 (the “Annual Meeting”), but instead intend to retire from the Board effective at the conclusion of the Annual Meeting. Mr. Dunn and Mr. Slater have served on the Company’s Board with distinction since 2007 and 2001, respectively. The anticipated retirements of Mr. Dunn and Mr. Slater from the Board did not arise from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Subsequent to the retirement of Mr. Dunn and Mr. Slater from the Board at the Annual Meeting, the size of the Board will be reduced from eleven directors to nine directors.

Short and Long Term Incentive Programs
On March 5, 2019, the Compensation Committee of the Board approved the Company's 2019-2021 Long-Term Incentive Program (the "2019 LTI Program") and the 2019 Annual Incentive Plan (the "2019 AIP"), in which the Company's officers participate.

2019 LTI Program
The 2019 LTI Program consists of performance share awards (50%), non-qualified stock options (25%) and restricted stock (25%). All awards under the 2019 LTI Program were granted on March 5, 2019, and are governed by the Company's 2017 Equity Incentive Plan.
The performance period for the performance shares is the three year period 2019 through 2021. Participants may earn between 0% and 200% of the performance shares awarded under the 2019 LTI Program by meeting or exceeding the Return on Invested Capital (“ROIC”) and Operating Ratio (“OR”) performance criteria set for the 2019 LTI Program. The Committee set three-year performance goals for the 2019 LTI Program on March 5, 2019.
The payout percentage based on the ROIC and OR performance metrics is then subject to adjustment up or down based on a comparison of the average of the Company’s annual revenue growth during the performance period against the average of the annual growth rate of the other North American Class 1 railroads. For purposes of determining revenue growth for the Company and for all other North American Class I railroads, revenue includes (a) total revenue for the most recently reported twelve-month period, including fuel surcharge revenue, (b) adjustments for foreign exchange impacts as disclosed in publicly available information, and (c) adjustments for business combinations, acquisitions or dispositions as disclosed in publicly available information.
Performance shares earned under the 2019 LTI Program become vested and will be paid out on the later of (i) February 25, 2022, or (ii) the date the Compensation Committee certifies the performance results.
The performance metrics for the performance shares awarded under the 2019 LTI Program are return on invested capital ("ROIC") and consolidated operating ratio ("OR"), weighted 75% and 25%, respectively. ROIC is defined as the quotient of the Company's net operating profit after taxes ("NOPAT") for the applicable performance period divided by the Company's invested capital where (i) NOPAT is the sum of the Company's net income, interest expense and interest on the lease liabilities (all preceding items tax effected), with further adjustments to eliminate the after-tax effects of (a) adjustments included in Adjusted Diluted Earnings Per Share as reported by the Company, (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2019 long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2019 long range plan, (d) changes in statutory income tax rates and laws enacted after January 1, 2019 on the Company’s income tax expense (e) business combinations or acquisitions, (f) changes in accounting principles, and (g) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee; (ii) invested capital is the sum of the Company's average equity balance and average debt balance (reduced by the average cash balance), with further adjustments to eliminate the average invested capital impacts of (a) changes in accounting principles, (b) business combinations or acquisitions, (c) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee, and (d) changes in statutory income tax rates and laws enacted after January 1, 2019.
Under the 2019 LTI Program, OR is defined as the Company's Adjusted Operating Ratio as reported in the Company’s earnings releases, with any necessary adjustments to eliminate the effects of (a) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2019 long range plan, (b) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2019 long range plan, (c) business combinations or acquisitions, (d) changes in accounting principles, and (e) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee.
The shares of restricted stock awarded under the 2019 LTI Program vest on February 25, 2022.
The non-qualified stock options become vested and exercisable in equal installments on March 5, 2020, March 5, 2021 and March 5, 2022, respectively. The stock options must be exercised in all events no later than ten years from the date of grant. The exercise price of the stock options is equal to the fair market value of the Company's common stock on the date of grant.
The above description is qualified in its entirety by the form of 2019 LTI Program award agreement attached to this Current Report on Form 8-K as Exhibit 10.2.

2019 AIP
The 2019 AIP is payable in cash following certification by the Committee that the 2019 annual performance target is met. The performance target for the 2019 AIP is based on achieving an OR and operating cash flow within a specified range. The definition of OR for purposes of the 2019 AIP is identical to the definition of OR in the 2019 LTI Program. Operating cash flow is defined as Operating Income before Depreciation & Amortization, minus accrued capital expenditures, with further adjustments to eliminate the effects of (a) adjustments included in Adjusted Operating Ratio as reported by the Company (b) fluctuations in the value of the Mexican peso against the U.S. dollar from the average exchange rates assumed in the Company’s 2019 long range plan, (c) impacts to fuel surcharge revenue, fuel expense and Mexican fuel excise tax credit for changes in fuel-related indices from the indices assumed in the Company’s 2019 long range plan, (d) business combinations or acquisitions, (e) changes in accounting principles, and (f) as approved by the Compensation Committee, other transactions or events that were not contemplated at the time performance targets were established by the Compensation Committee. The payout is then subject to adjustment based on the Company’s revenue growth as compared to the other North American Class I railroads. The calculation of revenue for the 2019 AIP and 2019 LTI Program are the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Description
10.1
Credit Agreement, dated March 8, 2019, among the Company, the guarantors party thereto, the various financial institutions and other persons from time to time parties thereto as lenders, Bank of America, N.A., as administrative agent, Citibank, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association, as co-syndication agents and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., JPMorgan Chase Bank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers.

10.2	Form of Non-Qualified Stock Option, Restricted Share and Performance Share Award Agreement under the Kansas City Southern 2017 Equity Incentive Plan for the 2019 Long-Term Incentive Program.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
Date: March 11, 2019

By:	/s/ Adam J. Godderz
Name: Adam J. Godderz
Title: General Counsel & Corporate Secretary